UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

AMERICAN CENTURY ETF TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant
Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

Outbound Call Script
Hello, my name is (CSR FULL NAME). May I please speak with (SHAREHOLDER’S FULL NAME)? (Repeat the greeting if necessary)
I am calling on a recorded line and have been authorized by American Century Investments and its Private Client Group to contact you regarding your current investment in the American Century Focused Dynamic Growth ETF. Materials were sent to you for the upcoming Special Meeting of Shareholders scheduled for June 10, 2025. We have not yet received your vote. The Board of Trustees recommends a vote IN FAVOR of the proposal. Would you like to vote along with their recommendation? (Pause for response)
If YES: If we identify any additional accounts before the meeting, would you like to vote them the same way as today? (Proceed to confirming the vote)
If NO or the shareholder hasn’t received the info: You are being asked to approve changes to the Fund’s designation under the Investment Company Act from a “diversified” to a “non-diversified” fund. Under the Investment Company Act, a fund is classified as diversified or non-diversified, which governs its ownership of securities of issuers. “Diversified” means that, with respect to 75% of its total assets, the Fund will not invest more than 5% of its total assets in the securities of a single issuer or own more than 10% of the outstanding voting securities of a single issuer. The Fund is currently classified as diversified and therefore must operate in compliance with these diversification requirements and is limited in its ownership of securities of any single issuer. Under the Investment Company Act, a diversified fund cannot change its diversification status to non-diversified without shareholder approval. If the proposal is approved, the Fund would be permitted to invest a larger percentage of its assets in a smaller number of issuers and would no longer be subject to the diversification requirements. The non-diversified status will give the Fund’s investment management team increased flexibility to manage the Fund’s portfolio. American Century Investment Management, Inc., the investment advisor to the Fund, believes that reclassifying the Fund as non-diversified is in the best interests of the Fund and its shareholders because it provides the Fund’s portfolio management team with increased investment flexibility and potential for better investment performance.
The Board recommends a vote IN FAVOR of the proposal. Would you like to vote along with their recommendation? (Pause for response and address any questions)
If the shareholder still chooses not to vote: I understand. Thank you, and have a good day.
If the shareholder is unavailable: We can be reached toll-free at 1-888-504-5873, Monday to Friday, 10:00 AM to 11:00 PM Eastern. Thank you, and have a good day.
Confirming the vote: I am recording your vote (recap voting instructions).
For confirmation, please state your full name. (Pause) ‘
According to our records, you reside in (city, state, zip). (Pause)
To confirm your address for the letter, please state your street address. (Pause) Thank you. You will receive written confirmation in 3 to 5 business days. Please review and retain it. If you have questions, call the toll-free number in the letter. Your vote is important and appreciated. Have a good (morning/afternoon/evening).

Outbound Voicemail Script

Hello.
We have been authorized by American Century Investments and its Private Client Group to contact you regarding your current investment in the American Century Focused Dynamic Growth ETF.
The Special Meeting of Shareholders is scheduled to take place on June 10, 2025. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.
Your vote is important.
Please contact us as soon as possible, toll-free at 1-888-504-5873 Monday through Friday between the hours of 10:00AM and 11:00PM Eastern time to cast your vote.
Thank you and have a good day